Exhibit 99.1 - Earnings Release – Third fiscal quarter ended June 27, 2010.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises reports rapid rise in digital ad sales,
improving revenue trends and continued earnings growth

DAVENPORT, Iowa (July 20, 2010) — Lee Enterprises, Incorporated (NYSE: LEE) reported today that for its third fiscal quarter ended June 27, 2010, digital advertising sales increased 24.8 percent compared with a year ago, while the decline in total revenue moderated to 3.6 percent and cash costs decreased 5.7 percent. As a result, earnings per diluted common share were 22 cents, compared with a loss of 55 cents a year ago. Excluding adjustments for unusual matters(1) in both years, earnings per diluted common share more than doubled to 26 cents from 12 cents a year ago.

Mary Junck, chairman and chief executive officer, said: “Our positive momentum continues in the face of a still-unsettled economy. Although total revenue remains negative year over year, the rate of decline has slowed by nearly half as our digital sales initiatives gain steam rapidly. For example, in May we began rolling out interactive video advertising, and already our enterprises have reported advertiser commitments totaling more than $1 million. Also, we are moving quickly in delivering news, information and advertising to mobile devices, with our 48 mobile websites attracting 5.5 million page views in June. As we enter our fourth quarter of 2010 and prepare for 2011, key initiatives include intensifying our already-strong sales culture, accelerating our digital transformation, maintaining our strong audiences and continuing to streamline our operations.”

THIRD QUARTER OPERATING RESULTS

Operating revenue for the quarter totaled $196.4 million, a decline of 3.6 percent compared with a year ago. Combined print and digital advertising revenue decreased 4.9 percent to $140.8 million, with retail advertising down 4.4 percent, national down 10.5 percent and classified down 4.7 percent. Combined print and digital employment advertising revenue increased 3.5 percent, the first increase in this category since 2007. Automotive decreased 7.3 percent, real estate decreased 18.5 percent and other classified increased 0.1 percent. Digital advertising revenue on a stand-alone basis increased 24.8 percent to $12.9 million, representing 9.2 percent of total advertising revenue. Digital retail advertising revenue rose 34.3 percent and digital classified advertising increased 13.2 percent. The number of unique visitors at Lee digital sites totaled 49.5 million for the quarter, an increase of 23.3 percent from a year ago. Circulation revenue declined 0.5 percent.

Operating expenses, excluding depreciation and amortization and impairment charges in the prior year, decreased 5.7 percent. Compensation declined 2.9 percent, with the average number of full-time equivalent employees down 5.9 percent. Newsprint and ink expense decreased 13.5 percent, a result of a reduction in newsprint volume of 5.1 percent and lower cost of newsprint. Cash costs are expected to decline 9 percent in total for the fiscal year.

Operating cash flow(2) increased 3.7 percent from a year ago to $46.3 million. Operating cash flow margin(2) increased to 23.6 percent from 21.9 percent a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income totaled $30.1 million, compared with an operating loss of $13.8 million a year ago. Operating income margin was 15.3 percent in the current year quarter. Non-operating expenses, primarily interest expense and debt financing costs, declined $4.2 million. Income attributable to Lee Enterprises, Incorporated totaled $10.0 million, compared with a loss of $24.5 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

Unusual matters affecting year-over-year comparisons include debt financing costs in both years and impairment charges in 2009. The following table summarizes the impact from unusual matters on income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended
	June 27		June 28
	2010		2009
(Thousands, Except Per Share)	Amount	Per Share	Amount	Per Share

Income (loss) attributable to Lee Enterprises, Incorporated, as reported	$10,019	$0.22	$(24,512)	$(0.55)
Adjustments:
Impairment of goodwill and other assets, including TNI Partners	—		39,665
Debt financing costs	1,997		784
Other, net	399		2,088
	2,396		42,537
Income tax effect of adjustments, net, and other unusual tax matters	(838)		(12,737)
	1,558	0.03	29,800	0.67
Income attributable to Lee Enterprises, Incorporated, as adjusted	$11,577	$0.26	$5,288	$0.12

YEAR TO DATE OPERATING RESULTS

Operating revenue for the nine months totaled $592.0 million, a decline of 8.4 percent compared with a year ago. Combined print and digital advertising revenue decreased 10.2 percent to $425.8 million, with retail advertising down 9.2 percent, national down 11.6 percent and classified down 11.8 percent. Combined print and digital employment advertising revenue decreased 21.0 percent, automotive decreased 13.2 percent, real estate decreased 19.2 percent and other classified declined 0.2 percent. Digital advertising revenue on a stand-alone basis increased 9.4 percent to $34.9 million. Circulation revenue declined 3.4 percent.

Operating expenses, excluding depreciation, amortization, curtailment gains and impairment charges in the prior year, decreased 11.6 percent, with compensation down 7.6 percent and newsprint and ink down 36.1 percent.

Operating cash flow increased 5.0 percent for the nine months compared with a year ago to $132.8 million. Operating cash flow margin increased to 22.4 percent from 19.6 percent a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as curtailment gains, impairment charges and other unusual items, operating income totaled $124.6 million, compared with an operating loss of $194.3 million a year ago. Operating income margin was 21.0 percent for the nine months. Non-operating expenses, primarily interest expense and debt financing costs, declined $11.4 million. Income tax expense was adversely impacted by health care legislation and curtailment gains, all of which, combined, resulted in income attributable to Lee Enterprises, Incorporated of $40.9 million, compared with a loss of $124.9 million a year ago.

YEAR TO DATE ADJUSTED EARNINGS AND EPS

For the nine months, earnings per diluted common share were 91 cents, compared with a loss of $2.81 a year ago. Excluding adjustments for unusual matters, earnings per diluted common share were 55 cents, compared with 29 cents a year ago.

Unusual matters affecting year-over-year comparisons include, in 2010, curtailment gains, the impact of health care legislation and non-cash writedowns of equipment no longer in use due to streamlining of operations. In 2009, unusual matters include impairment charges. Debt financing costs impact both years. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing 2009 results by $57.1 million. The following table summarizes the impact from unusual matters on income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	39 Weeks Ended
	June 27		June 28
	2010		2009
(Thousands, Except Per Share)	Amount	Per Share	Amount	Per Share

Income (loss) attributable to Lee Enterprises, Incorporated, as reported	$40,916	$0.91	$(124,946)	$(2.81)
Adjustments:
Impairment of goodwill and other assets, including TNI	3,290		264,523
Curtailment gains	(45,012)		—
Debt financing costs	5,964		15,634
Other, net	1,493		4,753
	(34,265)		284,910
Income tax effect of adjustments, net, and other unusual tax matters	16,175		(89,867)
Income tax adjustment related to new health care legislation	2,012		—
	(16,078)	(0.36)	195,043	4.39
Net income, as adjusted	24,838	0.55	70,097	1.58
Change in redeemable non-controlling interest liability	—	—	(57,055)	(1.28)
Income attributable to Lee Enterprises, Incorporated, as adjusted	$24,838	$0.55	$13,042	$0.29

DEBT AND FREE CASH FLOW(3)

Debt was reduced $32.0 million in the quarter, compared with $18.0 million in the prior year quarter, and has been reduced $66.3 million year to date. Debt, net of cash, has been reduced $90.8 million in the last 12 months.

Carl Schmidt, vice president, chief financial officer and treasurer, said Lee continues to meet all financial covenants and expects to continue repaying debt primarily with ongoing cash flow. Liquidity(4) at the end of the quarter totaled $98.8 million, which is modestly improved from the March 2010 level, and compares to $72.0-76.5 million of debt repayments due in the next four quarters.

Free cash flow totaled $33.2 million for the quarter, a 50 percent increase compared with $22.1 million a year ago. Year to date, free cash flow totaled $83.1 million, compared with $36.6 million a year ago, resulting from improved operating results and reduced non-operating costs.

ABOUT LEE

Lee Enterprises is a leading provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, digital sites and 300 specialty publications in 23 states. Lee’s newspapers have circulation of 1.4 million daily and 1.7 million Sunday, reaching nearly four million readers daily. Lee’s digital sites attract more than 16 million unique visits monthly, and Lee’s weekly publications have distribution of four million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

 LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	13 Weeks Ended			39 Weeks Ended
(Thousands, Except Per Share)	June 27 2010	June 28 2009%		June 27 2010	June 28 2009%

Advertising revenue:
Retail	$79,886	$85,489	(6.6)%	$248,200	$278,276	(10.8)%
National	7,198	8,305	(13.3)	26,577	30,747	(13.6)
Classified:
Daily newspapers:
Employment	5,775	5,840	(1.1)	15,674	20,939	(25.1)
Automotive	6,494	7,607	(14.6)	18,778	23,711	(20.8)
Real estate	5,754	7,324	(21.4)	17,888	22,764	(21.4)
All other	12,560	12,580	(0.2)	34,250	32,572	5.2
Other publications	7,267	7,384	(1.6)	20,516	23,293	(11.9)
Total classified	37,850	40,735	(7.1)	107,106	123,279	(13.1)
Digital	12,914	10,350	24.8	34,876	31,890	9.4
Niche publications	2,965	3,155	(6.0)	9,016	9,954	(9.4)
Total advertising revenue	140,813	148,034	(4.9)	425,775	474,146	(10.2)
Circulation	45,072	45,320	(0.5)	135,205	139,962	(3.4)
Commercial printing	3,275	3,497	(6.3)	8,901	10,008	(11.1)
Digital services and other	7,245	6,954	4.2	22,106	22,088	0.1
Total operating revenue	196,405	203,805	(3.6)	591,987	646,204	(8.4)
Operating expenses:
Compensation	78,372	80,703	(2.9)	239,806	259,481	(7.6)
Newsprint and ink	13,618	15,752	(13.5)	39,373	61,570	(36.1)
Other operating expenses	57,686	61,118	(5.6)	178,954	193,939	(7.7)
Workforce adjustments and transition costs	395	1,541	(74.4)	1,082	4,730	(77.1)
	150,071	159,114	(5.7)	459,215	519,720	(11.6)
Operating cash flow	46,334	44,691	3.7	132,772	126,484	5.0
Depreciation	6,844	8,055	(15.0)	21,378	24,759	(13.7)
Amortization	11,307	11,597	(2.5)	33,935	35,792	(5.2)
Impairment of goodwill and other assets	—	29,665	NM	3,290	244,572	(98.7)
Curtailment gains	—	—	—	45,012	—	NM
Equity in earnings (loss) of associated companies:
Madison Newspapers	981	876	12.0	2,730	1,968	38.7
TNI Partners	953	(38)	NM	2,671	2,282	17.0
Reduction in investment in TNI Partners	—	10,000	NM	—	19,951	NM
Operating income (loss)	30,117	(13,788)	NM	124,582	(194,340)	NM

CONSOLIDATED STATEMENTS OF OPERATIONS, continued

Non-operating income (expense):
Financial income	63	56	12.5	262	1,876	(86.0)
Financial expense	(14,354)	(19,806)	(27.5)	(49,802)	(54,922)	(9.3)
Debt financing costs	(1,997)	(784)	NM	(5,964)	(15,634)	(61.9)
Other, net	—	—	—	—	1,823	NM
	(16,288)	(20,534)	(20.7)	(55,504)	(66,857)	(17.0)
Income (loss) from continuing operations before income taxes	13,829	(34,322)	NM	69,078	(261,197)	NM
Income tax expense (benefit)	3,790	(9,830)	NM	28,099	(79,353)	NM
Income (loss) from continuing operations	10,039	(24,492)	NM	40,979	(181,844)	NM
Discontinued operations	—	—	—	—	(5)	NM
Net income (loss)	10,039	(24,492)	NM	40,979	(181,849)	NM
Net income attributable to non-controlling interests	20	20	—	63	152	(58.6)
Decrease in redeemable non-controlling interest	—	—	—	—	57,055	NM
Income (loss) attributable to Lee Enterprises, Incorporated	10,019	(24,512)	NM	40,916	(124,946)	NM

Income (loss) from continuing operations attributable to Lee Enterprises, Incorporated	$10,019	$(24,512)	NM	$40,916	$(124,941)	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$0.22	$(0.55)	NM	$0.92	$(2.81)	NM
Discontinued operations	—	—	—	—	—	—
	$0.22	$(0.55)	NM	$0.92	$(2.81)	NM

Diluted:
Continuing operations	$0.22	$(0.55)	NM	$0.91	$(2.81)	NM
Discontinued operations	—	—	—	—	—	—
	$0.22	$(0.55)	NM	$0.91	$(2.81)	NM

Average common shares:
Basic	44,564	44,453		44,552	44,435
Diluted	45,041	44,453		44,859	44,435

FREE CASH FLOW

	13 Weeks Ended		39 Weeks Ended
(Thousands)	June 27 2010	June 28 2009	June 27 2010	June 28 2009

Operating income (loss)	$30,117	$(13,788)	$124,582	$(194,340)
Depreciation and amortization	18,455	19,985	56,165	61,643
Impairment of goodwill and other assets	—	29,665	3,290	244,572
Reduction in investment in TNI Partners	—	10,000	—	19,951
Curtailment gains	—	—	(45,012)	—
Stock compensation	424	772	1,572	2,337
Cash interest expense	(14,509)	(19,980)	(50,268)	(58,555)
Debt financing costs paid	—	(3,165)	—	(26,005)
Financial income	63	56	262	1,876
Cash income tax benefit (paid)	569	(132)	(765)	(5,736)
Non-controlling interests	(20)	(20)	(63)	(152)
Capital expenditures	(1,895)	(1,286)	(6,691)	(8,964)
Total	$33,204	$22,107	$83,072	$36,627

SELECTED COMBINED PRINT AND DIGITAL ADVERTISING REVENUE

	13 Weeks Ended			39 Weeks Ended
(Thousands)	June 27 2010	June 28 2009%		June 27 2010	June 28 2009%

Retail	$84,693	$88,592	(4.4)%	$260,196	$286,717	(9.2)%
National	7,668	8,569	(10.5)	27,771	31,400	(11.6)

Classified:
Employment	9,567	9,241	3.5	25,787	32,655	(21.0)
Automotive	10,446	11,265	(7.3)	30,444	35,078	(13.2)
Real estate	7,760	9,521	(18.5)	24,006	29,693	(19.2)
Other	17,713	17,691	0.1	48,556	48,649	(0.2)
Total classified	$45,486	$47,718	(4.7)%	$128,793	$146,075	(11.8)%

REVENUE BY REGION

	13 Weeks Ended			39 Weeks Ended
(Thousands)	June 27 2010	June 28 2009%		June 27 2010	June 28 2009%

Midwest	$117,940	$121,719	(3.1)%	$354,208	$387,115	(8.5)%
Mountain West	38,234	38,809	(1.5)	112,295	120,747	(7.0)
West	23,396	25,344	(7.7)	70,787	78,797	(10.2)
East/Other	16,835	17,933	(6.1)	54,697	59,545	(8.1)
Total	$196,405	$203,805	(3.6)%	$591,987	$646,204	(8.4)%

DAILY NEWSPAPER ADVERTISING VOLUME

	13 Weeks Ended			39 Weeks Ended
(Thousands of Inches)	June 27 2010	June 28 2009%		June 27 2010	June 28 2009%

Retail	2,599	2,673	(2.8)%	7,839	8,433	(7.0)%
National	109	113	(3.5)	379	372	1.9
Classified	2,950	2,990	(1.3)	8,228	8,655	(4.9)
Total	5,658	5,776	(2.0)%	16,446	17,460	(5.8)%

SELECTED BALANCE SHEET INFORMATION

(Thousands)	June 27 2010	June 28 2009

Cash	$15,177	$15,252
Restricted cash and investments	9,448	4,919
Debt (principal amount)	1,102,005	1,188,375

SELECTED STATISTICAL INFORMATION

	13 Weeks Ended			39 Weeks Ended
(Dollars in Thousands)	June 27 2010	June 28 2009%		June 27 2010	June 28 2009%

Capital expenditures	$1,895	$1,286	47.4%	$6,691	$8,964	(25.4)%
Newsprint volume (tonnes)	22,400	23,611	(5.1)%	67,974	79,716	(14.7)%
Average full-time equivalent employees	6,106	6,490	(5.9)%	6,184	6,809	(9.2)%

NOTES:

(1)
Adjusted net income and adjusted earnings per common share, which are defined as income (loss) attributable to Lee Enterprises, Incorporated, and earnings (loss) per common share adjusted to exclude both unusual matters and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) attributable to Lee Enterprises, Incorporated, and earnings (loss) per common share are included in tables in this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)
Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges, curtailment gains, and equity in earnings of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) are non-GAAP financial measures. See (1) above. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(3)
Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation, financial income and cash income tax benefit, minus curtailment gains, financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release. Changes in working capital are excluded.

(4)	Liquidity is defined as the sum of cash, restricted cash and revolving credit facility availability.

(5)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information that may be deemed forward-looking that is based largely on Lee Enterprises, Incorporated’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 27, 2009. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100